Exhibit  1


                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Toys "R" Us Debenture-Backed Series
2001-31
*CUSIP:    21988G619      Class     A-1
           21988GBD7      Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 1, 2004.

INTEREST ACCOUNT
----------------


Balance as of    September 1, 2003.....                                  $0.00
         Scheduled Income received on securities.....              $572,687.50
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Distribution to Class A-1 Holders.....                   -$507,237.50
         Distribution to Class A-2 Holders.....                    -$65,450.00
         Distribution to Depositor.....                                 -$0.00
         Distribution to Trustee.....                                   -$0.00
Balance as of    March 1, 2004.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    September 1, 2003.....                                  $0.00
         Scheduled Principal received on securities.....                 $0.00

LESS:
         Distribution to Holders.....                                   -$0.00
Balance as of    March 1, 2004.....                                      $0.00


             UNDERLYING SECURITIES HELD AS OF        March 1, 2004

          Principal
           Amount                           Title of Security
          ---------                         -----------------
         $13,090,000       Toys "R" Us, Inc. 8.75% Debentures due September 1,
                           2021
                           *CUSIP:     892335AC4

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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